ANNUAL MEETING RESULTS

A joint annual meeting of the funds shareholders was held on December 1, 2008. Each matter voted upon at that meeting, as well as the number of votes cast for, against or withheld, the number of abstentions, and the number of broker non-votes
(if any) with respect to such matters, are set forth below.

(1) The funds shareholders elected the following nine directors:

American Strategic Income Portfolio
			   Shares   Share Witholding
			  Voted For Authority to Vote
Benjamin R. Field III ... 3,705,138     116,942
Roger A. Gibson ......... 3,704,938     117,142
Victoria J. Herget ...... 3,705,138     116,942
John P. Kayser .......... 3,702,610     119,470
Leonard W. Kedrowski..... 3,702,238     119,842
Richard K. Riederer...... 3,704,438     117,642
Joseph D. Strauss........ 3,702,238     119,842
Virginia L. Stringer .... 3,705,138     116,942
James M.Wade ............ 3,702,638     119,442

American Strategic Income Portfolio II
			   Shares    Share Witholding
			  Voted For  Authority to Vote
Benjamin R. Field III ... 14,438,721     490,350
Roger A. Gibson ......... 14,438,069     491,002
Victoria J. Herget ...... 14,436,961     492,110
John P. Kayser .......... 14,440,192     488,879
Leonard W. Kedrowski..... 14,435,441     493,630
Richard K. Riederer...... 14,438,353     490,718
Joseph D. Strauss........ 14,435,966     493,105
Virginia L. Stringer .... 14,435,826     493,245
James M.Wade ............ 14,438,440     490,631

American Strategic Income Portfolio III
			   Shares    Shares Witholding
			  Voted For  Authority to Vote
Benjamin R. Field III ... 19,491,438     384,011
Roger A. Gibson ......... 19,500,148     375,301
Victoria J. Herget ...... 19,498,858     376,591
John P. Kayser .......... 19,500,241     375,208
Leonard W. Kedrowski..... 19,493,478     381,971
Richard K. Riederer...... 19,500,584     374,865
Joseph D. Strauss........ 19,490,351     385,098
Virginia L. Stringer .... 19,495,489     379,960
James M.Wade ............ 19,500,451     374,998

American Select Portfolio
			   Shares   Shares Witholding
			  Voted For Authority to Vote
Benjamin R. Field III ... 9,921,075     240,367
Roger A. Gibson ......... 9,926,389     235,053
Victoria J. Herget ...... 9,928,389     233,053
John P. Kayser .......... 9,928,389     233,053
Leonard W. Kedrowski..... 9,927,688     233,754
Richard K. Riederer...... 9,929,244     232,754
Joseph D. Strauss........ 9,925,217     232,198
Virginia L. Stringer .... 9,927,564     233,878
James M.Wade ............ 9,927,318     234,124


(2) The funds shareholders ratified the selection by the funds board of directors of Ernst & Young
LLP as the independent registered public accounting firm for the funds for the fiscal period ending August 31, 2009. The following votes were cast regarding this matter:

 	      	    Shares
          Shares    Voted    Broker
Fund     Voted For Against Abstentions Non-Votes
ASP ...  3,749,028       0        0        0
BSP ... 14,524,184 305,930   98,957        0
CSP ... 19,522,977 173,211  179,261        0
SLA ...  9,999,986  61,674   99,782        0

(3) A dissident shareholder had indicated his intention to solicit proxies to elect his own nominees to the board of directors at the annual meeting, and to adopt a proposal recommending to the board of directors that each fund conduct a tender offer for its shares.
Shareholders voted against the proposal made by the shareholder, with the results of the vote being as follows:

	      	     Shares
          Shares     Voted      Broker
Fund     Voted For  Against   Abstentions  Non-Votes
ASP ...	  122,706  2,727,734    86,475      885,165
BSP ...	  790,607 10,218,477   413,277    3,506,710
CSP ...   791,302 12,285,965   588,956    6,209,266
SLA ...   329,976  6,362,839   345,980    3,122,646


ASP = American Strategic Income Portfolio
BSP = American Strategic Income Portfolio II
CSP = American Strategic Income Portfolio III
SLA = American Select Portfolio